Exhibit 23.1


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                       [Letterhead of Coopers & Lybrand]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Advanced Radio Telecom Corp. ("ART") on Form S-8 of our report dated April 26, 1996, except for Note 5B as to which the date is June 26, 1996, except for the second paragraph of Note 2A, Note 2C and the second paragraph of Note 11A as to which the date is October 11, 1996 and except for the fourth paragraph of Note 1A and Note 1C as to which the date is November 12, 1996, on our audits of the financial statements of ART as of December 31, 1995 and 1994, for the years then ended, and for the period from August 23, 1993 (date of inception) to December 31, 1993, appearing in ART's registration statement on Form S-1 (File No. 333-19295), dated February 3, 1997, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                                 /s/Coopers & Lyband L.L.P.

New York, New York
February 12, 1997